Exhibit 1.1

$300,000,000

RAYMOND JAMES FINANCIAL, INC.

UNDERWRITING AGREEMENT

8.60% Senior Notes due 2019

New York, New York

August 13, 2009

J.P. Morgan Securities Inc.

Citigroup Global Markets, Inc.

As Representatives of the

      several Underwriters listed

      in Schedule II hereto

c/o J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

Raymond James Financial, Inc., a Florida corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the principal amount of its securities identified in Schedule I hereto (the “Securities”). The Securities will be issued under an indenture dated as of August 10, 2009 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Co., N.A., as trustee (the “Trustee”). The Securities are described more fully in the Prospectus, referred to below. If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives,” as used herein, each shall be deemed to refer to such firm or firms.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities as follows:

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

(a) Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-159583), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, and including any required information deemed to be a part thereof pursuant to Rule 430A, 430B or 430C under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder

(collectively, the “Securities Act”) and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), at each time of effectiveness, is called the “Registration Statement.” Any preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof and is used prior to the filing of the Prospectus is called, together with the Base Prospectus, a “Preliminary Prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”). Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be, shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement, or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be, shall be deemed to refer to and include any documents filed after such date under the Exchange Act that are deemed to be incorporated by reference therein. All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) (except as may be permitted by Regulation S-T under the Securities Act).

(b) Disclosure Package. The term “Disclosure Package” shall mean (A) any Preliminary Prospectus, as it may be amended or supplemented, (B) the Base Prospectus, (C) the applicable issuer free writing prospectuses as defined under Rule 433 of the Securities Act, if any, identified in Schedule III hereto (each, an “Issuer Free Writing Prospectus”); (D) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package, and (E) the Final Term Sheet (as defined herein), which also shall be identified in Schedule III hereto. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities, other than a communication referred to in clauses (A), (B), (C), (D) and (E) above. As of 5:25 p.m. (Eastern time) on the date of this Agreement (the “Initial Sale Time”), and as of the Closing Date, the Disclosure Package did not, and will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of each time of broadcast, and as of the Closing Date, each electronic road show, when taken together as a whole with the Disclosure Package, did not, and will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Disclosure Package or each electronic road show based upon and in conformity with written information relating to any Underwriter furnished to the Company by or on behalf of any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6(b) hereof (the “Underwriter Information”).

(c) Registration Statement, Prospectus and Incorporated Documents. As of the date hereof, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) under the Securities Act, when any supplement or amendment to the Prospectus is filed with the Commission, at the Closing Date (as hereinafter defined) and, with respect to the Registration Statement in (A) and (B) below, as of the Initial Sale Time, (A) the Registration Statement is effective, the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, and the Indenture complied, complies or will comply in all material respects with the applicable provisions under the Securities Act, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the “Trust Indenture Act”), and the Exchange Act, (B) the Registration Statement, as amended as of any such time, did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (C) the Prospectus, as amended or supplemented as of any such time, did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the Underwriter Information. The documents which are incorporated by reference in the Registration Statement, the Disclosure Package, any Preliminary Prospectus or the Prospectus or from which information is so incorporated by reference, when they were filed with the Commission, complied in all material respects with the requirements under the Securities Act or the Exchange Act, as applicable, and did not, when such documents were so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Commission has not issued any order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, and the Company is without knowledge that any proceedings have been instituted for either purpose or pursuant to Section 8A of the Securities Act.

(d) Ineligible Issuer. (A) At the earliest time after the Company or another offering participant made a bona fide offer (within the meaning under Rule 164(h)(2) under the Securities Act) and (B) as of the date of the execution and delivery of this Agreement (with such date being used as a determination date for purposes of this clause (B)), the Company neither was nor is an Ineligible Issuer (as defined in Rule 405 under the Securities Act).

(e) Issuer Free Writing Prospectus. No Issuer Free Writing Prospectus (including the Final Term Sheet), as of its issue date and at all subsequent times through the completion of the offering contemplated hereby or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, included, includes or will include any information that conflicted, conflicts, or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein, any Preliminary Prospectus, or the Prospectus, that had not or has not been superseded or modified. If at any time following delivery of an Issuer Free Writing Prospectus and prior to the end of the Prospectus Delivery Period (as defined below), there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus, or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from an Issuer Free Writing Prospectus based upon and in conformity with Underwriter Information. Each Issuer Free Writing Prospectus complied in all material respects with the Securities Act and has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby). The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Registration Statement, any Preliminary Prospectus, the Prospectus, or any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters and included in Schedule IV hereto.

(f) Well Known Seasoned Issuer. (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) under the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) under the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, under Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption under Rule 163 under the Securities Act, and (D) at the Execution Time (with such time being used as the determination time for purposes of this clause (D)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.

(g) Indenture. The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid, and binding instrument of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies; the Indenture conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Disclosure Package.

(h) Securities. The Securities have been duly and validly authorized for issuance and sale, and, when issued and delivered to the Underwriters against payment therefor pursuant to this Agreement and authenticated in accordance with the provisions of the Indenture, will be entitled to the benefits of the Indenture, will be duly and validly issued and outstanding and will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies; the Securities conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Disclosure Package.

(i) No Conflicts. The issue and sale of the Securities and the execution and delivery of, and compliance by, the Company with all of the provisions of this Agreement and the Indenture, and the consummation of the transactions herein and therein contemplated, and the performance of its obligations hereunder and thereunder, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(j) No Consents Required. No consent, approval, authorization or order of, or qualification with, any court or arbitrator or governmental or regulatory authority is required for the issue and sale of the Securities and the execution and delivery of, and compliance by, the Company with all of the provisions of this Agreement and the Indenture, and the consummation of the transactions herein and therein contemplated, and the performance of its obligations hereunder and thereunder, except such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions in connection with the offer and sale of the Securities.

(k) Material Adverse Effect. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or action, order or decree of any court or arbitrator or governmental or regulatory authority, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus, (ii) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any adverse change, or any development involving a prospective adverse change, in or affecting the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus, or (iii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement or incurred any liability or obligation, direct or contingent, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package or the Prospectus, except, in any case referred to in clause (i), (ii) or (iii)

above, where the effect of which, would not, individually or in the aggregate, be materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole or to the performance of the Company of its obligations under the Securities (a “Material Adverse Effect”).

(l) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any material term, obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(m) Statements. The statements set forth in the Prospectus under the captions “Description of the Notes,” “Description of Debt Securities” and “Registration and Settlement,” insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “U.S. Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(n) Legal Proceedings. Other than as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal, regulatory or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental or regulatory authorities or threatened by others. There are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Disclosure Package and the Prospectus.

(o) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(p) Authorizations. The Company and its subsidiaries possess all licenses, permits and authorizations issued by the appropriate Federal, state and foreign governments, governmental or regulatory authorities, self-regulatory organizations and all courts or other tribunals, and are members in good standing of each Federal, state or foreign exchange, board of trade, clearing house or association and self-regulatory or similar organization necessary to conduct their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(q) Independent Registered Public Accounting Firm. KPMG LLP, who have certified certain consolidated financial statements of the Company and its subsidiaries, and have audited the effectiveness of the Company’s internal control over financial reporting, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission and the Public Company Accounting Oversight Board thereunder.

(r) Accounting Controls. The Company and its subsidiaries, on a consolidated basis, maintain systems of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(s) Disclosure Controls. The Company and its subsidiaries, on a consolidated basis, maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(t) Organization and Good Standing.

(i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of Florida and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

(ii) Each subsidiary of the Company that is set forth on Schedule V hereto (the “Significant Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Significant Subsidiary. The Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Capitalization.”

(u) Underwriting Agreement. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company.

(v) Financial Statements. The consolidated financial statements and the related notes and schedules thereto included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated statements of financial condition, income and comprehensive income, changes in shareholders’ equity and cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles “GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

(w) Financial Regulatory Matters. Raymond James & Associates, Inc. is (i) duly registered with the Commission as a broker-dealer under the Exchange Act, (ii) a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), (iii) not in arrears in regard to any assessment made upon it by the Securities Investor Protection Corporation (“SIPC”), and (iv) has received no notice from the Commission, FINRA, the Municipal Securities Rulemaking Board (“MSRB”), the Commodities Future Trading Commission (“CFTC”) or any other governmental or regulatory authority or securities exchange of any alleged rule violation or other circumstance which could reasonably be expected to have a Material Adverse Effect. Raymond James Bank, FSB has received no notice from the Federal Deposit Insurance Corporation (“FDIC”) of any alleged rule violation or other circumstance which could reasonably be expected to have a Material Adverse Effect.

2. Purchase and Sale.

(a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule II hereto at a price equal to 99.333% of the principal amount thereof plus accrued interest, if any, from August 20, 2009 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60657 at 10:00 A.M., New York City time, on August 20, 2009, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3. Agreements. The Company covenants and agrees with the several Underwriters that:

(a) During the period beginning at the Initial Sale Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (except for delivery requirements imposed because such Underwriter or dealer is an affiliate of the Company), including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), the Company will not file any amendment to the Registration Statement or supplement to the Base Prospectus or the Disclosure Package (including the Prospectus) unless the Company has furnished the Representatives a copy for review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. Subject to the foregoing sentence, the Company will cause the Prospectus to be filed with the Commission pursuant to

Rule 424 via EDGAR. The Company will advise the Representatives promptly (i) when any Preliminary Prospectus and the Prospectus shall have been filed with the Commission pursuant to Rule 424, (ii) when any amendment to the Registration Statement or the Disclosure Package relating to the Securities shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or the Disclosure Package, the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus of the Prospectus or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, to obtain as soon as possible the withdrawal thereof.

(b) Ongoing Compliance. If, at any time during the Prospectus Delivery Period, except with respect to any such delivery requirement imposed upon an affiliate of the Company in connection with any secondary market sales, any event occurs as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus to comply with the Securities Act or the Exchange Act, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 3, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance (including, if consented to by the Underwriters, by means of an Issuer Free Writing Prospectus), and will give immediate notice, and confirm in writing, to the Underwriters to cease the solicitation of offers to purchase the Securities, and furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

(c) Earnings Statement. The Company will make generally available to its security holders and to the Representatives as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions under Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in said Rule 158) of the Registration Statement.

(d) Delivery of Copies. The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits and documents incorporated by reference thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

(e) Blue Sky Compliance. The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will arrange for the determination of the legality of the Securities for purchase by investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(f) No Other Sales. Until the business day following the Closing Date, the Company will not, without the consent of the Representatives, offer or sell, or announce the offering of, any securities covered by the Registration Statement or any other debt securities issued or guaranteed by the Company and having a tenor of more than one year; provided, however, that the Company may, at any time, offer or sell or announce the offering of securities (i) covered by a registration statement on Form S-8 or (ii) covered by a registration statement on Form S-3 and pursuant to which affiliates of the Company offer securities of the Company in secondary market transactions.

(g) Final Term Sheet. The Company will prepare a final term sheet containing a description of the Securities and the offering contemplated hereby, in a form approved by the Representatives and contained in Schedule IV of this Agreement, and will file such term sheet pursuant to Rule 433(d) under the Securities Act as promptly as possible, but in any case not later than the time required by such rule (such term sheet, the “Final Term Sheet”).

(h) Issuer Free Writing Prospectus. The Company represents that it has not made and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined under Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule IV hereto. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) it has complied and will comply, as the case may be, with the requirements under Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined under Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(g) above.

(i) Additional Documents Filed or Incorporated by Reference. The Company agrees that any further documents filed and incorporated by reference in the Registration Statement, the Disclosure Package, any Preliminary Prospectus or the Prospectus, when such documents are filed with the Commission, will comply in all material respects with the requirements under the Securities Act or the Exchange Act, as applicable, and will not, when such documents are so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j) Renewals. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file prior to the Renewal Deadline, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will file prior to the Renewal Deadline, if it has not already done so, a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(k) Commission Notice. If at any time when Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(l) Filing Fee. The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the Securities Act, without regard to the proviso therein, and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act, and in any event prior to the Closing Date.

(m) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities substantially as described in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Use of proceeds”.

(n) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

4. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) For the period from and after effectiveness of this Agreement and prior to the Closing Date:

(i) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or, to the Company’s knowledge, threatened by the Commission, and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form (unless the Securities are duly registered in the manner contemplated by Rule 401(g)(2) to the satisfaction of the Representatives prior to the Closing Date);

(ii) the Company shall have filed any Preliminary Prospectus and the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective (if not automatically effective under the rules of the Commission);

(iii) the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule or, to the extent applicable, under Rule 164(b); and

(iv) all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Ratings. On or after the date hereof and up to and including the Closing Date, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(c) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, (i) there shall not have been any change or decrease specified in the letter or letters referred to in Section 4(g) or (ii) no event or condition of a type described in Section 1(k) shall have occurred or shall exist, which event or condition is not described in the Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto), and, in any case referred to in clause (i) or (ii) above, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus.

(d) Company Opinion. The Company shall have furnished to the Representatives the opinion of Morrison & Foerster LLP, counsel for the Company, dated the Closing Date, to the effect of paragraphs (iv), (v), (vi), (vii), (ix), (x), (xii), (xiii), (xiv), (xv) and (xvii) below, and the opinion of the General Counsel of the Company (or such other attorney, reasonably acceptable to counsel to the Underwriters, who exercises general supervision or review in connection with a particular securities law matter for the Company), dated the Closing Date, to the effect of paragraphs (i), (ii), (iii), (viii), (xi) and (xvi) below:

(i) the Company and each of its Significant Subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect;

(ii) such counsel is without knowledge that (1) there is any pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries, of a character required to be disclosed in the Registration Statement, the Disclosure Package, or the Prospectus which is omitted or not adequately disclosed therein, or (2) any franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not so described or filed as required;

(iii) the Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Capitalization.”

(iv) this Agreement, the Indenture and the Securities conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus;

(v) the Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the

Commission not earlier than three years prior to the date of the Underwriting Agreement; each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act; and no order suspending the effectiveness of the Registration Statement has been issued, no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or, to the best knowledge of such counsel, threatened by the Commission;

(vi) the Registration Statement, the Disclosure Package and the Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements under the Securities Act, the Exchange Act and the Trust Indenture Act;

(vii) this Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution, and delivery by the Underwriters, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies;

(viii) the Company has full right, power and authority to execute and deliver each of this Agreement and the Indenture and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of this Agreement and the Indenture and the consummation of the transactions contemplated thereby has been duly and validly taken.

(ix) no consent, approval, authorization or order of, or qualification with, any court or arbitrator or governmental or regulatory authority is required for the issue and sale of the Securities and the execution and delivery of, and compliance by, the Company with all of the provisions of this Agreement and the Indenture, and the consummation of the transactions herein and therein contemplated, and the performance of its obligations hereunder and thereunder, except such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions in connection with the offer and sale of the Securities

(x) the Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid, and binding instrument of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies; and the Securities have been duly and validly authorized for issuance and sale, and, when issued and delivered to the Underwriters against payment therefor pursuant to this

Agreement and authenticated in accordance with the provisions of the Indenture, will be entitled to the benefits of the Indenture, will be duly and validly issued and outstanding and will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies;

(xi) the issue and sale of the Securities and the execution and delivery of, and compliance by, the Company with all of the provisions of this Agreement and the Indenture, and the consummation of the transactions herein and therein contemplated, and the performance of its obligations hereunder and thereunder, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject that is filed or incorporated by reference as an exhibit to the Company’s Annual Report on Form 10-K for the year ended September 30, 2008 or any Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Company subsequent to the date of such Form 10-K, or (ii) result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Company or any of its subsidiaries, except, in the case of clause (i) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect;

(xii) the issue and sale of the Securities and the execution and delivery of, and compliance by, the Company with all of the provisions of this Agreement and the Indenture, and the consummation of the transactions herein and therein contemplated, and the performance of its obligations hereunder and thereunder, will not result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect;

(xiii) such counsel is without knowledge of any rights to the registration of securities of the Company under the Registration Statement which have not been waived by the holders of such rights or which have not expired by reason of lapse of time following notification of the Company’s intention to file the Registration Statement;

(xiv) the descriptions in the Registration Statement, the Disclosure Package and the Prospectus of statutes, legal, governmental and regulatory proceedings and contracts and other documents are accurate in all material respects; the statements in the Preliminary Prospectus and Prospectus under the headings “Certain ERISA Considerations” and “U.S. Federal Income Tax Considerations”, to the extent that they constitute summaries of matters of law or regulation or legal conclusions, fairly summarize the matters described therein in all material respects; and, to the best knowledge of such counsel; there are no statutes, regulations or contracts and other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus and that have not been so filed as exhibits to the Registration Statement or described in the Registration Statement, the Disclosure Package and the Prospectus;

(xv) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act;

(xvi) the documents incorporated by reference in the Disclosure Package and the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when such documents were so filed contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

(xvii) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

In rendering each such opinion, such counsel shall also state that, although it has participated in conferences with representatives of the Underwriters and with representatives of the Company, its counsel and its accountants concerning the Registration Statement, the Disclosure Package and the Prospectus and has considered the matters required to be stated therein and the statements contained therein, such counsel has not independently verified the accuracy, completeness or fairness of such statements. Such counsel also need not pass upon, nor assume any responsibility for, ascertaining whether or when any of the information contained in the Disclosure Package was conveyed to any purchaser of the Securities. Such counsel shall state that based upon and subject to the foregoing, nothing has come to such counsel’s attention that leads it to believe that (i) the Registration Statement, at each time it became effective (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at each time of effectiveness), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the documents and information comprising the Disclosure Package, taken as a whole as of the Initial Sale Time, contained an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date, at the time it was filed with the Commission pursuant to Rule 424(b) under the Securities Act, as of the date hereof and as of Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and does not make any comment in this paragraph with respect to the financial statements, supporting schedules, footnotes, and other financial information contained in the Registration Statement, the Disclosure Package or the Prospectus).

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware, Florida and New York or the United States to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

(e) Underwriter Opinion. The Representatives shall have received from Winston & Strawn LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, and the Prospectus and any other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) Certificate. The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, each electronic road show, the Prospectus and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date and the Company has performed or complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii) to their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and

(iii) except as set forth in or contemplated in the Disclosure Package and the Prospectus, no event set forth in Sections 4(b) and (c) shall have occurred.

(g) Comfort Letters. At the time this Agreement is executed, KPMG LLP shall have furnished to the Representatives a letter or letters, dated as of the date of this Agreement, in form and substance satisfactory to the Representatives, confirming that the response, if any, to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

(i) They are an independent registered public accounting firm with respect to the Company within the meaning under the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(ii) In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and included or incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements under the Securities Act and the Exchange Act and the related rules and regulations adopted by the Commission.

(iii) On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

(A) Reading the minutes of the meetings of the stockholders, the board of directors, the Corporate Governance, Nominating and Compensation Committee and the Audit Committee of the Company as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

(B) Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Accounting Standards No. 100, Interim Financial Information, on the unaudited condensed consolidated interim financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus and reading the unaudited interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus to the date of the latest available interim financial data; and

(C) Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below; nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

(1) the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, do not comply as to form in all material respects with the applicable accounting requirements under the Exchange Act and the published rules and regulations thereunder;

(2) any material modifications should be made to the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, for them to be in conformity with generally accepted accounting principles; and

(3) (i) at the date of the latest available interim financial data and at the specified date not more than three business days prior to the date of the delivery of such letter, there was any change in the common stock and additional paid-in capital, any increase in the consolidated long-term debt, or any decrease in consolidated net current assets or shareholders’ equity (other than scheduled repayments of such debt) of the Company and its subsidiaries on a consolidated basis as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus or (ii) for the period from the date of the latest available financial data to a specified date not more than three business days prior to the delivery of such letter, there was any decrease, as compared with the corresponding period in the preceding year, in the consolidated net revenue, the total or per-share amounts of income before extraordinary items or the net income of the Company and its subsidiaries on a consolidated basis, except in all instances for changes or decreases which the Registration Statement, any Preliminary Prospectus and the Prospectus discloses have occurred or may occur, or KPMG LLP shall state any specific changes or decreases.

(iv) The letter shall also state that KPMG LLP has carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus and which are specified by the Representatives and agreed to by KPMG LLP, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

In addition, on the Closing Date, KPMG LLP shall have furnished to the Representatives a letter or letters, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect set forth in this paragraph (g).

(h) Additional Documents. Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(i) Disclosure. There shall not have come to the Representatives’ attention any facts that would cause the Representatives to believe that the Disclosure Package, as of the Initial Sale Time, or the Prospectus, at the time it was required to be delivered to a purchaser of the Securities, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

If any of the conditions specified in this Section 4 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

5. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including, without limitation, (i) the preparation, printing, delivery to the Underwriters and filing of the Registration Statement, the Disclosure Package and the Prospectus as originally filed and of each amendment or supplement thereto, (ii) the copying of this Agreement, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of any of the Securities, the sale of the Securities to the Underwriters and the fees and expenses of any transfer agent or trustee for the Securities, (iv) the fees and expenses of counsel to any such transfer agent or trustee, (v) the fees and disbursements of the Company’s counsel and accountants, (vi) the qualification of the Securities under state securities laws in accordance with the provisions of Section 3(e), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky survey, (vii) any fees charged by rating agencies for the rating of the Securities, (viii) the fees and expenses of any depository and any nominee thereof in connection with the Securities and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

6. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) the Disclosure Package or any electronic road show, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto) or the Disclosure Package, it being understood and agreed that the only such information consists of the following: the names of the Underwriters on the cover page of and under the caption “Underwriting” in the Prospectus, the last paragraph on the cover page of the Prospectus and the statements set forth in the third, fourth and seventh paragraph under the caption “Underwriting” in the Prospectus.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to Section 6 that the Indemnifying Party may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

7. Default by an Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule II hereto that, pursuant to this Section 7, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 7 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 5 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

8. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally or in the common stock of the Company listed on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Federal or New York State authorities or a material disruption in the commercial banking or securities settlement or clearance services in the United States shall have occurred, or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis (in the United States or elsewhere) the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or proceed with the offering of the Securities.

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Securities. The provisions of Section 5 and 6 hereof and this Section 9 shall survive the termination or cancellation of this Agreement.

10. Notices. All notices and other communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to them at: J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: High Grade Syndicate Desk, 8th Floor, Facsimile Number (212) 834-6081, and Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile Number (212) 816-7912; with a copy to: Winston & Strawn LLP, 35 W. Wacker Drive, Chicago, Illinois 60601-9703, Attention: R. Cabell Morris, Esq., Facsimile

Number: (312) 558-5700; or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at Raymond James Financial, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: Paul L. Matecki, Esq., Facsimile Number: (866) 208-0522, with a copy to Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104-0050, Attention: Anna T. Pinedo, Esq., Facsimile Number: (212) 468-7900.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12. No Fiduciary Duties; Agreement Complete.

(a) The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

(b) The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. This

Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

14. Authority of the Representatives. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. shall be binding upon the Underwriters.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

17. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

18. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Underwriters and the Company in accordance with its terms.

Very truly yours,

RAYMOND JAMES FINANCIAL, INC.

By:	/s/ Thomas A. James
Name:	Thomas A. James
Title:	Chairman & CEO

CONFIRMED AND ACCEPTED

as of the date first above written:

J.P. MORGAN SECURITIES INC.
CITIGROUP GLOBAL MARKETS INC.

For themselves and on behalf of the several Underwriters listed in Schedule II hereto.

J.P. MORGAN SECURITIES INC.

By:	/s/ Robert Bottamedi
Authorized Signatory

Robert Bottamedi
Vice President

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden, Jr.
Authorized Signatory

Jack D. McSpadden, Jr.
Managing Director

SCHEDULE I

Underwriting Agreement dated August 13, 2009

Registration Statement No. 333-159583

Representatives:

J.P. Morgan Securities Inc.

277 Park Avenue

New York, NY 10172

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Purchase Price and Description of Securities:

Principal amount: $300,000,000

Interest: 8.60%

Final Maturity: August 15, 2019

Public offering price: 99.983%

Purchase price: 99.333% in federal (same day) funds or wire transfer to an account previously designated to the Representatives by the Company, or if agreed to by the Representatives and the Company, by certified or official bank check or checks.

Sinking fund provisions: None

Redemption provisions: Make-whole call payment at UST plus 50 basis points

Other provisions: As set forth in the Prospectus

Closing Date, Time and Location: August 20, 2009, 10:00 A.M., New York City time, Office of Winston & Strawn LLP.

Additional items to be covered by the letter from KPMG LLP delivered pursuant to Section 4(g) at the time this Agreement is executed: As adjusted capitalization set forth in the Prospectus

Schedule I-1

SCHEDULE II

Underwriters	Principal Amount of Securities to be Purchased
J.P. Morgan Securities Inc.	$180,000,000
Citigroup Global Markets Inc.	$90,000,000
Keefe Bruyette & Woods, Inc.	$15,000,000
Raymond James & Associates, Inc.	$15,000,000

Total	$300,000,000

Schedule II-1

SCHEDULE III

Issuer Free Writing Prospectuses

Final Term Sheet, as set forth in Schedule IV

Schedule III-1

SCHEDULE IV

Raymond James Financial, Inc.

Final Term Sheet

$300,000,000

8.60% SENIOR NOTES DUE 2019

FINAL TERMS AND CONDITIONS

Issuer:	Raymond James Financial, Inc.

Expected Issue Ratings:	Moody’s Investors Service: Baa2 / Standard & Poor’s: BBB

Type of Security:	Senior Notes

Aggregate Principal Amount:	$300,000,000

Trade Date:	August 13, 2009

Settlement Date:	August 20, 2009 (T+5)

Final Maturity:	August 15, 2019

Benchmark Treasury:	3.125% due May 15, 2019

Treasury Yield:	3.603%

Spread to Benchmark:	T + 500 bps

Re-offer Yield:	8.603%

Coupon:	8.600%

Issue Price to Investors:	99.983%

Interest Payment Dates:	Semi-annually on August 15 and February 15, commencing on February 15, 2010

Day Count Convention:	30/360

Make-Whole Call Payment:	UST + 50 basis points

Denominations:	$2,000 denominations and integral multiples of $1,000

Use of Proceeds:	The Issuer expects to use the net proceeds from the sale of the senior notes for capital contribution(s) to Raymond James Bank, FSB, to fund growth of its domestic broker-dealer subsidiaries and for working capital. The balance of the proceeds will be used for general corporate purposes.

CUSIP/ISIN:	754730AB5 / US754730AB55

Joint Book-Running Managers:	J.P. Morgan Securities Inc. Citigroup Global Markets Inc.

Co-Managers:	Keefe, Bruyette & Woods, Inc. Raymond James & Associates, Inc.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you can request the prospectus by calling J.P. Morgan Securities Inc. collect at 212-834-4533 or Citigroup Global Markets Inc. toll-free in the United States at 1-877-858-5407.

Schedule IV-1

SCHEDULE V

Significant Subsidiaries

Name	Jurisdiction of Organization

Raymond James & Associates, Inc.	Florida

Raymond James Bank, FSB	United States

Raymond James Financial Services, Inc.	Florida

Raymond James Ltd./Raymond James Ltée.	Canada

Schedule V-1